Certification by the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 In connection with the Annual Report on Form 20-F of Pharming Group N.V. (the “Company”) for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Sijmen de Vries, Chief Executive Officer of the Company and Jeroen Wakkerman, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of his knowledge: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Date: April 6, 2022 /s/ Jeroen Wakkerman —————————————— Jeroen Wakkerman Chief Financial Officer (Principal Financial Officer) DocuSign Envelope ID: 6A1064E7-3FBD-4204-AAAE-20F654350B9E